Press Release

Investor Contact:	Media Contact:

Michelle Spolver	Rick Popko
Fortinet, Inc.	Fortinet, Inc.
408-486-7837	408-486-7853
mspolver@fortinet.com	rpopko@fortinet.com

Fortinet Announces CFO Transition
Company is Conducting a Search for a CFO and Appoints Nancy Bush as Interim CFO
SUNNYVALE, Calif. - November 27, 2013 - Fortinet® (NASDAQ: FTNT) - a leader in high-performance network security - today announced that Nancy Bush has been appointed as the Company’s Interim Chief Financial Officer. Ms. Bush is replacing Ahmed Rubaie, who will be departing as the Company's Chief Financial Officer and Chief Operating Officer for personal reasons. Mr. Rubaie will remain employed with Fortinet until December 5, 2013 and will also remain available on a reasonable basis through March 5, 2014 to respond to inquiries to assist with the transition. Ms. Bush has served as Vice President and Worldwide Corporate Controller of Fortinet since December 2011. Ms. Bush also served as Interim Chief Financial Officer of Fortinet from September 2012 to April 2013. Prior to Fortinet, Ms. Bush held senior finance roles at ArcSight, Inc., Packeteer, Inc. and Maxtor Corporation. Fortinet has a search underway for a replacement for the Chief Financial Officer position, and, separately, a search for a senior operations executive.

“On behalf of Fortinet, I would like to thank Ahmed for his contributions as a senior member of our leadership team,” said Ken Xie, Fortinet's Founder, Chairman & CEO. “Fortinet is a network security innovator and market share leader with truly differentiating technology. We are committed to meaningful product innovation and sales and operational execution. Although most of our quarterly sales are closed in the last few weeks of each quarter, based on where we stand today we are currently tracking well to guidance targets and feel confident in our business.”

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) is a worldwide provider of network security appliances and a market leader in unified threat management (UTM). Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including a majority of the 2012 Fortune Global 100. Fortinet's flagship FortiGate product delivers ASIC-accelerated performance and integrates multiple layers of security designed to help protect against application and network threats. Fortinet's broad product line goes beyond UTM to help secure the extended enterprise -- from endpoints, to the perimeter and the core, including databases and applications. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.
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Copyright © 2013 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiDB and FortiWeb. Other trademarks belong to their respective owners.
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Forward-looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our confidence in our business and performance versus targets. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; specific economic risks in different geographies and among different customer segments, including specific economic risks such as those that may result from the U.S. budget process; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product development and introductions and innovation; customer support challenges; litigation and disputes and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel and the loss of any key personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations and service providers; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, the UTM model in general and by specific customer segments; competition and pricing pressure; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.